UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MONSANTO COMPANY

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Excerpt from Transcript of Remarks by Pierre Courduroux, Chief Financial Officer at Monsanto Company, at the Morgan Stanley Global Chemicals and Agriculture Conference, held on November 15, 2016

Courduroux: So, I just wanted to take a few minutes to share some prepared remarks prior to the Q&A. First, before we begin and as a reminder, this discussion will include statements concerning future events and financial results. Because these statements are based on assumptions and factors that involve risk and uncertainty, the company’s actual performance and results may vary in a material way from those expressed or implied in any forward-looking statements.

A description of the factors that may cause such a variance is included in our most recent 10-K, which is available on our website. The forward-looking statements are current only as of today, and the company disclaims any obligation to update them or the factors that may affect actual results. Further, when I refer to non-GAAP financial measures, we reconcile to GAAP in the 8-K filing we made today, which is also on our website.

So as we shared at our Q4 earnings call, our two priorities going forward are delivering on our 2017 operational plan and the key business milestone as we laid out and executing on the necessary steps to close the deal with Bayer, which is targeted for the end of calendar year 2017.

So let’s begin with the agreement to combine with Bayer. As many of you are aware, our Board completed a comprehensive evaluation process and determined that a combination with Bayer represents the most compelling value for our shareowners, with the most certainty with the all-cash consideration of $128 per share.

In our recently filed definitive proxy, our Board unanimously recommends that our shareowners vote for the proposal to adopt the merger agreement and has set December 13, 2016 as the special meeting date to vote upon this proposal.

In addition, we’ve begun the regulatory process with Bayer leading and Monsanto providing necessary support. We continue to remain confident that this deal will ultimately be approved and we will be working closely with Bayer, with our stakeholders and the appropriate agencies around the globe to achieve this goal. Until then we are committed to operate as an independent company and we are focused fully on our business and the year ahead.

* * *

Question: Multiple regulators around the world have expressed concerns about innovation regarding all the ag mergers that are pending. To my understanding though, these concerns have been expressed in a very broad sense and it makes it pretty hard for me to understand what they’re trying to get at, so I was wondering if you could give us your understanding on what, with a little bit more specificity, what kind of innovation concerns are being expressed, and how you would respond to that and so forth?

Courduroux: Well, I think our response, and that’s actually been part of the discussions we’ve already engaged with key stakeholders, is actually we think transactions such as the one we are contemplating with Bayer, is actually potentially accelerating innovation. And the reason for that, I mean, in an environment where the R&D budgets of companies have to grow to be – to continue to be able to bring new solutions having the combined R&D engine, that combines chemistry, that combines seeds and traits, biologicals and data analytics tools really makes your R&D more efficient, it makes it faster and we’ve been giving a number of examples historically around, I was mentioning the agreement we have with Sumitomo to be able to develop some resistance to PPOs. If you have one company that has both, it really accelerates the speed at which you can bring new solutions to the market.

And the other one which I think the farmers – will resonate with the farmers – is, if you think about your R&D pipeline and you are trying to solve the same problem through different paths, if you are managing those different paths you can make decisions earlier and redeploy resources and address new solutions. So our strong belief is actually this type of merger, which is driven by the innovation potential, is actually a good thing for the farmers. Now there will be discussions I’m sure, but this is something that we’re absolutely convinced of.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”), Monsanto filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed transaction on November 10, 2016, and has mailed the definitive proxy statement and proxy card to Monsanto’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Monsanto with the SEC free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com. In addition, the documents may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which was filed with the SEC on October 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2016 and Monsanto’s other filings with the

SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.